Exhibit 21.1

                              DIALOGIC CORPORATION

                   PRINCIPAL SUBSIDIARIES OF THE REGISTRANT


NAME OF SUBSIDIARY                           JURISDICTION  OF  ORGANIZATION

Dialogic  Investment  Corporation               New Jersey
Dialogic (NZ) Limited                           New Zealand
Dialogic  Telecom Europe  S.A.                  Belgium
Dialogic  Systems K. K.                         Japan
Dialogic  FSC, Ltd.                             Barbados
Dialogic Israel, Ltd.                           Israel